Exhibit 10.02

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of January 31, 2017, by and among H/Cell Energy Corporation, a Nevada corporation (the “Purchaser”), Turquino Equity LLC, a Delaware limited liability company (“Turquino”), Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust (the “Mullane Trust”, and together with Turquino, the “Sellers”) and Sichenzia Ross Ference Kesner LLP, with an address at 61 Broadway, New York, New York 10006 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Share Exchange Agreement dated January 31, 2017 by and among the Purchaser, the Sellers and The Pride Group (Qld) Pty Ltd., an Australian corporation (“Pride”), as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto (the “Purchase Agreement”).

WITNESSETH:

WHEREAS, pursuant to the Purchase Agreement, the Sellers shall receive an aggregate of 3,800,000 shares of the Purchaser’s common stock, of which an aggregate of 380,000 shares shall be held in escrow (the “Escrowed Shares”) pending the determination of the NTAV of Pride as of the Closing Date shall be determined;

WHEREAS, the Purchaser and Sellers have requested that the Escrow Agent hold the Escrowed Shares in escrow and disburse them in accordance with the terms of this Agreement and the Purchase Agreement; and

WHEREAS, the Escrow Agent is willing to hold the Escrowed Shares in escrow subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1           The Purchaser and the Sellers hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

1.2           The Purchaser shall deliver the Escrowed Shares to the Escrow Agent.

1.3           The Escrow Agent shall retain the Escrowed Shares until the NTAV of Pride as of the Closing Date shall be determined.

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(a)          In the event the NTAV as of the Closing Date shall be equal to or greater than AUD $200,000, then the Escrowed Shares shall be released to the Sellers. In the event the NTAV as of the Closing Date shall be less than AUD $200,000, the Sellers shall be required to return such number of Escrowed Shares to the Purchaser equal to the shortfall divided by $0.50 (the “Shortfall Shares”). In such event, the Escrow Agent shall deliver the Escrowed Shares to the Purchaser’s transfer agent, with instructions to cancel such number of Escrowed Shares, and to deliver share certificates for Purchaser common stock to the Sellers equal to the Escrowed Shares minus the Shortfall Shares.

(b)          The NTAV shall be determined in accordance with the terms and conditions of Section 1.01(b) of the Purchase Agreement. The Escrow Agent shall only deliver the Escrowed Shares upon (i) written notification signed by each of the Sellers and the Purchaser of final determination of the NTAV, or (ii) delivery to the Escrow Agent of a written report from the Independent Evaluation Firm with respect to the determination of the NTAV.

1.4           The Escrow Agent agrees to waive its usual compensation of $5,000.00 for its services; provided, however, that in the event that the conditions for the disbursement of the Escrowed Shares under this Agreement are not fulfilled, or at the request of either the Sellers or Purchaser, the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Purchaser and the Sellers shall be jointly and severally liable to the Escrow Agent for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrowed Shares with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrowed Shares.

1.5           Upon disbursement of the Escrowed Shares pursuant to the terms hereunder, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement.

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ARTICLE II

MISCELLANEOUS

2.1           All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing to the intended recipient. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile, email or other electronic communication prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile, email or other electronic communication on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

2.2           No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.3           This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4           This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5           From time to time on and after the date hereof, the Sellers and the Purchaser shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

2.6           Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

2.7           The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or Federal court sitting in New York City.

2.8           This Agreement and the rights and obligations hereunder of the Seller and the Purchaser may not be assigned. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Seller and the Purchaser. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Sellers, the Purchaser and the Escrow Agent.

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2.9           The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.10         The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.11         The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.12         The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent. The Escrow Agent has acted as legal counsel for the Purchaser and may continue to act as legal counsel for the Purchaser, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Sellers consent to the Escrow Agent in such capacity as legal counsel for the Purchaser and waive any claims that such representation represents a conflict of interest on the part of the Escrow Agent. The Sellers understands that the Purchaser and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Agreement.

2.13         The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving at least five (5) days written notice (the “Notice Period”) to the Sellers and the Purchaser. In the event of any such resignation, the Purchaser and the Sellers shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any Escrowed Shares and other documents held by the Escrow Agent. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Shares to the Purchaser.

2.14         If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

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2.15         It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrowed Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrowed Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore.

2.16         The Sellers and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.17         This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first written above.

H/CELL ENERGY CORPORATION

By:
Name: Matthew Hidalgo
Title: Chief Financial Officer

TURQUINO EQUITY LLC

By:
Name: Andrew Hidalgo
Title: Managing Member

STEPHEN PAUL MULLANE AND MARIE LOUISE MULLANE AS TRUSTEES OF THE MULLANE FAMILY TRUST

By:
Name: Stephen Mullane
Title: Trustee

ESCROW AGENT:

SICHENZIA ROSS FERENCE KESNER LLP

By:
Name:
Title: